Exhibit 99.01

Investview (“INVU”) Reports $2.2 Million Month in Bitcoin Mining Gross Revenue & Announces Operations Updates for June 2021

Eatontown, NJ, July 6th, 2021 (GLOBE NEWSWIRE) — Investview, Inc. (OTCQB: INVU), a diversified financial technology company that through its subsidiaries and global distribution network provides financial technology, education tools, content, research, and management of digital asset technologies with a focus on Bitcoin mining and the new generation of digital assets, announces its production and operational updates, including its unaudited Bitcoin (“BTC”) production for June 2021.

June 2021 Production and Operations Updates

●	Gross Revenue of $2.2 million, up 263% Year-Over-Year June
●	Gross Profit of $1.5 million, up 389% Year-Over-Year June
●	Gross Profit Margin of 68.2%
●	Bitcoin Mined over 14 months period ending June 2021, 922.47 Bitcoin
●	As of June 30, 2021, Investview holds over 115.06 BTC
●	As of June 30, 2021, Investview holds over 153,197 NDAU

Note: The numbers included in this release are initial estimated results and are un-audited and may differ from numbers reported in our SEC filings due to compliance with US GAAP, and subject to final review by the Company’s independent auditors.

Operation: Hash Rate Growth Plan

In July 2021, SAFETek purchased and will ship over 1,200 Bitmain T17+ Antminers. Installation of these 1,200 Bitcoin miners is expected to be completed by mid-August 2021 (early fiscal Q2 2022). This will expand SAFETek’s existing fleet of Bitcoin miners to nearly 9,900 machines. As a result, SafeTek’s hashrate capacity is estimated to grow by 22% or 70 petahash per second (PH/s) to a total hashrate of nearly 400 PH/s.

By the end of this calendar year (fiscal Q3 2022), SAFETek anticipates reaching over 11,000 deployed Bitcoin miners and a total hashrate capacity of 500 PH/s through additional planned miner acquisitions, deployments, and optimizations. When fully deployed, the Company’s total fleet of Bitcoin miners is expected to consume approximately 22 MW’s of energy with nearly 80% of this powered by renewable energy sources with a goal to have 90% or higher of all miners running on renewable energy by the end of the fiscal year. This demonstrates Investview’s commitment to being a market leader in the industry while maintaining a highly efficient and environmentally responsible Bitcoin mining operation.

About Investview, Inc.

Investview, Inc. is a diversified financial technology and global distributor organization that operates through its subsidiaries to provide financial education tools, content, research, and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the next generation of digital assets. Investview marries the latest innovations in technology to drive global FINTECH solutions.

For more information on Investview and its family of wholly owned subsidiaries, please visit: www.investview.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. (“INVU”) assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations

Contact: Arthur Rome

Phone Number: 732.889.4308

Email: pr@investview.com